CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in to the Amendment No. 3 to Form S-1 Registration Statement (File 333-144575) of our report dated March 28, 2007, relating to the consolidated financial statements of American Dairy, Inc. for its fiscal years ended December 31, 2006, 2005 and 2004, which is incorporated by reference therein.

/s/ Murrell, Hall, McIntosh, & Co., PLLP

Oklahoma City, Oklahoma
September 25, 2007